Exhibit 99.2
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SAMUEL KLEIN AND COMPANY
CERTIFIED PUBLIC ACCOUNTANTS

                             850 BROAD STREET          36 WEST MAIN STREET
                             NEWARK, N.J. 07102-4517   FREEHOLD, N.J. 07728-2291
                             PHONE (973) 624-8100      PHONE (732) 780-2600
                             FAX (973) 624-8101        FAX (732) 780-1030

October 8, 2002

Peter Deros, President
Donini, Inc.
4555, Des Grandes Prairies #30
St. Leonard, Quebec H1R 1A5 Canada

Dear Mr. Deros:

In accordance with the understanding reached with you, we are to perform an audit of the consolidated balance sheets of Donini Inc. as of May 31, 2002 and of the related statements of income, stockholders equity and cash flows for the year then ended. The audit report will be issued to you and the Board of Directors.

We will audit the Company's financial statements for the purpose of expressing an opinion about whether the financial statements are fairly presented, in all material respects, in conformity with U.S. generally accepted accounting principles. The proper recording of transactions, safeguarding of assets, and the financial statements are the responsibility of the Company's management.

We will conduct our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence which supports the amounts and disclosures in the financial statements. It also includes assessing the accounting principles used and estimates made by management, as well as evaluating the overall financial statement presentation. If for any reason, we are unable to express an unqualified opinion on the financial statements, we will discuss the alternatives with you in order to arrive at an acceptable solution.

Our procedures will include tests (by statistical sampling, if feasible) of documentary evidence supporting the transactions recorded in the accounts, test of physical existence of inventories, and direct confirmation of receivables and certain other assets and liabilities by correspondence with selected customers, creditors, legal counsel and banks. At the conclusion of our audit, we will request certain written representation from you about the financial statements and matters related thereto.

An audit is designed to provide reasonable assurance of detecting errors and irregularities that are material to the financial statements. However, because of the concept of reasonable assurance and because we will not perform a detailed examination of all transactions, there is a risk that material errors and irregularities, including fraud and defalcations, may exist and not be detected. We will inform you, however, of any matters of that nature that come to our attention unless they are clearly inconsequential.

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This responsibility includes establishing and the maintenance of the adequate records and related internal control, the selection and application of accounting principles, and the safeguarding of assets. Management is also responsible for identifying and ensuring that the entity complies with applicable laws and regulations.

Assistance to be supplied by your personnel, including the preparation of schedules and analyses of accounts, will be described in a separate letter. Timely completion of this work will facilitate the completion of the audit.

Our audit will include an evaluation of the Company's internal control. The purpose of the evaluation of the internal control is to determine the scope of our audit engagement and is not performed to detect all errors in the processing of information. On the basis of our evaluation of the internal control, we will make suggestions, where appropriate, for improving the system. If we should discover reportable conditions, that is, significant deficiencies in the design or operation of the Company's internal control, we will disclose these to you upon the conclusion of the audit.

We will assemble and audit the financial statements required for Form 10-K and for the annual report to stockholders. Both must be submitted to us for approval before publication,

If you intend to publish or otherwise reproduce the financial statements and make reference to our firm, you agree to provide us with a copy of the final reproduced material for our approval before it is distributed.

We will base our fees on the amount of time required at the different levels of responsibility, plus other out-of-pocket costs. Our fee for these services is expected to be in the range of $20,000 to $25,000 for the audit. Should we encounter significant problems during the audit, we will inform you and the audit committee immediately to discuss what actions are required.

If this letter correctly expresses your understanding, please sign the enclosed copy and return it to us at your earliest convenience. If you have further questions concerning the engagement, including any of the detailed contents of this letter, or questions about additional services we might provide, do not hesitate to call me.

                                        Very truly yours,
                                        SAMUEL KLEIN AND COMPANY

                                        /s/ LOUIS E. LETTIERI CPA
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                                        LOUIS E. LETTIERI, PARTNER

Acceptance:
The terms of this letter constitute our contract. I have read it and fully understand its terms and provisions. Accepted by:


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Peter Deros,  President                         Date

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